Exhibit 5.1


                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
     1666 K STREET, N.W.                                   565 FIFTH AVENUE
   WASHINGTON, D.C. 20006                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151




                                                              January 30, 2002


Interactive Data Corporation
22 Crosby Drive
Bedford, MA  01730

         Re:      Registration of Plans on Form S-8

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Interactive Data Corporation, a Delaware corporation (the "Company"), of 2,000,000 shares of Common Stock, par value $.01 per share
(the "Registered Shares"), that are to be offered and may be issued under the Company's 2001 Employee Stock Purchase Plan (the "2001 Plan") and UK Savings Related Share Option Plan (the "SAYE Plan"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         We express no opinion herein as to any laws other than the Delaware General Corporation Law and the federal law of the United States, and we express no opinion as to state securities or blue sky laws.

         Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the 2001 Plan and SAYE Plan, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement.

Interactive Data Corporation
January 30, 2002
Page 2


         In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                              Very truly yours,


                                              /s/ SULLIVAN & WORCESTER LLP